                                                                    EXHIBIT 4.16

NEITHER THIS SECURITY NOR THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES LAWS OF THE STATE OF CALIFORNIA OR THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES LAWS OF THE STATE OF CALIFORNIA OR THE SECURITIES ACT OF 1933.


Date of Issuance: August 16, 2000                       Number of Shares: 40,000
                                                         (subject to adjustment)

                             SOLUTIONSAMERICA, INC.

                          COMMON STOCK PURCHASE WARRANT

        SolutionsAmerica, Inc., a Delaware corporation (the "Company"), for value received, hereby certifies that Paul Leon Presburger, or his registered assigns (the "Registered Holder") is entitled, subject to the terms set forth below, to purchase from the Company, as such time and under such conditions as set forth below, up to 40,000 shares (as adjusted from time to time pursuant to the provisions of this Warrant) of Common Stock of the Company, at a purchase price of the lessor of (i) 50% of the average bid price as reported in the Wall Street Journal over the thirty (30) day period prior to the exercise of the Warrant or (ii) $1.00 per share. The shares purchasable upon the exercise of this Warrant and the purchase price per share, as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Stock" and the "Purchase Price," respectively.

        1. EXERCISABILITY. This Warrant shall be exercisable for a period of five (5) years from the Date of Issuance set forth above and shall expire to the extent not previously exercised at midnight Los Angeles local time on the fifth anniversary following the Date of Issuance.

        2. EXERCISE.

               (a) MANNER OF EXERCISE. This Warrant may be executed by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as Exhibit A duly executed by such Registered Holder or by such Registered Holder's duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise. The Purchase Price may be paid by cash, check, wire transfer or by the surrender of promissory notes or other instruments representing indebtedness of the Company to the Registered Holder.

               (b) EFFECTIVE TIME OF EXERCISE. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 2(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 2(c) below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.



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               (c) DELIVERY TO HOLDER. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within ten (10) days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct:

                      (i) a certificate or certificates for the numbers of shares of Warrant Stock to which such Registered Holder shall be entitled, and

                      (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the numbers of shares of Warrant Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in Section 2(a) above.

        3. ADJUSTMENTS.

               (a) STOCK SPLITS AND DIVIDENDS. If outstanding shares of the Company's Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Purchase Price in effect immediately prior to such subdivision or immediately after the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

               (b) RECLASSIFICATION, ETC. In case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the holder of this Warrant, upon the exercise hereof at any time after the consummation of such reclassification, change, reorganization, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities and property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in Section 3(a); and in each such case, the terms of this Section 3 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such consummation.

               (c) ADJUSTMENT CERTIFICATE. When any adjustment is required to be made in the Purchase Price, the Company shall promptly mail to the Registered Holder a certificate setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following the occurrence of any of the events specified in Section 3(a) or 3(b) above.

        4. TRANSFERS.

               (a) UNREGISTERED SECURITY. Each holder of this Warrant acknowledges that this Warrant and the Warrant Stock have not been registered under the Securities Act, and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise in the absence of (i) an effective registration statement under the Securities Act as to this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable U.S. federal or state securities law then in effect or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

               (b) TRANSFERABILITY. Subject to the provisions of Section 4(a) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of the Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principle office of the Company.

               (c) WARRANT REGISTER. The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Any Registered Holder may change such Registered Holder's address as shown on the warrant register by written notice to the Company requesting such change.

        5. REPRESENTATIONS AND WARRANTIES OF HOLDER. The Registered Holder hereby represents and warrants to the Company as follows:

               (a) PURCHASE ENTIRELY FOR OWN ACCOUNT. The Registered Holder acknowledges that this Warrant is given to the Registered Holder in reliance upon the Registered Holder's representation to the Company, which by its acceptance of this Warrant the Registered Holder hereby confirms, that the Warrant, the Warrant Stock and the Common Stock issuable upon conversion of the Warrant Stock (collectively, the "Securities") being acquired by the Registered Holder are being acquired for investment for the Registered Holder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Registered Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Warrant, the Registered Holder further represents that the Registered Holder does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. The Registered Holder represents that it has full power and authority to enter into this Warrant. The Registered Holder has not been formed for the specific purpose of acquiring any of the Securities.

               (b) DISCLOSURE OF INFORMATION. The Registered Holder has had an opportunity to discuss the Company's business, management, financial affairs and the terms and conditions of the offering of the Securities with the Company's management and has had an opportunity to review the Company's facilities. The Registered Holder understands that such discussions, as well as the written information issued by the Company, were intended to describe the aspects of the Company's business which it believes to be material.

               (c) REGISTERED SECURITIES. The Registered Holder understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Registered Holder's representations as expressed herein. The Registered Holder understands that the Securities are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Securities Act only in certain limited circumstances. The Registered Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Registered Holder is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the securities, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the securities to be sold, the sale being effected through a "broker's transaction" or in transaction directly with a "market maker" (as provided by Rule 144(f)) and the number of securities being sold during any three-month period not exceeding specified limitations.

               (d) NO PUBLIC MARKET. The Registered Holder understands that no public market now exists for any of the securities issued by the Company, that the Company has made no assurances that a public market will ever exist for the Securities.

               (e) LEGENDS. The Registered Holder understands that the Securities, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following:

                      (i) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES LAWS OF THE STATE OF CALIFORNIA OR THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES LAWS OF THE STATE OF CALIFORNIA OR THE SECURITIES ACT OF 1933."

                      (ii) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

               (f) ACCREDITED INVESTOR. The Registered Holder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

        6. NO IMPAIRMENT. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

        7. TERMINATION. This Warrant (and the right to purchase securities upon exercise hereof) shall terminate upon the fifth anniversary of the Date of Issuance.

        8. NOTICES OF CERTAIN TRANSACTIONS. In case:

               (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or,

               (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company; or,

               (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up) are to be determined. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.

        9. RESERVATION OF STOCK. The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

        10. EXCHANGE OF WARRANTS. Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Sections 4 and 5 hereof, issue and deliver to or upon the order of such Holder, at the Company's expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

        11. REPLACEMENT OF WARRANTS. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

        12. NOTICES. Any notice required or permitted by this Warrant shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, addressed (a) if to the Registered Holder, to the address of the Registered Holder most recently furnished in writing to the Company and (b) if to the Company, to the address set forth below or subsequently modified by written notice to the Registered Holder.

        13. NO RIGHTS AS SHAREHOLDER. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a shareholder of the Company.

        14. NO FRACTIONAL SHARES. No fractional shares of Common Stock will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock on the date of exercise, as determined in good faith by the Company's Board of Directors.

        15. AMENDMENT OR WAIVER. Any terms of this Warrant may be amended or waived only by an instrument in writing signed by the party against which enforcement of the amendment or waiver is sought.

        16. HEADINGS. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

        17. GOVERNING LAW. This Warrant shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

        The parties hereto have executed this Warrant as of the Date of Issuance set forth above.

SOLUTIONSAMERICA, INC.                      PAUL LEON PRESBURGER



By:                                         By:

Title:                                      Print Name:

Print Name:

                                    EXHIBIT A

                                  PURCHASE FORM

To:     SolutionsAmerica, Inc.                          Dated:

        The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to purchase __________ shares of the Common Stock covered by such Warrant and herewith makes payment of $_____________, representing the full purchase price for such shares at the price per share provided for in such Warrant.

        The undersigned further acknowledges that it has reviewed the representations and warranties contained in Section 5 of the Warrant and by its signature below hereby makes such representations and warranties to the Company and agrees to be bound by all the terms and conditions contained in such Warrant.




                                                                      Signature:

                                                                        Address:

                                    EXHIBIT B

                                 ASSIGNMENT FORM

        FOR VALUE RECEIVED, ____________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Common Stock covered thereby set forth below, unto:

        NAME OF ASSIGNEE            ADDRESS/FAX NUMBER           NO. OF SHARES
        ----------------            ------------------           -------------





Dated:                                      Signature:



                                            Witness: